EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Littelfuse, Inc. Long-Term Incentive Plan of our report dated February 25, 2014, with respect to the consolidated financial statements and schedule of Littelfuse, Inc. included in its Annual Report (Form 10-K) for the year ended January 2, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

March 1, 2016